 [Schedule 14A]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [ ])

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Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

[xx] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Citizens Financial Services, Inc.

(Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[xx] No filing fee required.

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CITIZENS FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 17, 2001

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Citizens Financial Services, Inc., a Pennsylvania business corporation, of proxies to be voted at the corporation's Annual Meeting of Shareholders to be held at 12:00 p.m., prevailing time, on Tuesday, April 17, 2001 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901.

Description of the Corporation

The principal executive office of the corporation is located at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933. The telephone numbers for the corporation are 570-662-2121 or 800-326-9486. All inquiries should be directed to Richard E. Wilber, President and Chief Executive Officer of the corporation.

Citizens Financial Services, Inc. was established in 1984 as a one-bank holding company under the laws of Pennsylvania and the Bank Holding Company Act of 1956. Thus, the corporation's activities consist of owning and supervising First Citizens National Bank, its wholly-owned depository subsidiary.

Included with this proxy statement is a copy of the corporation's Annual Report to Shareholders for the fiscal year ended December 31, 2000. You may obtain a copy of the Annual Report to Shareholders for the 1999 fiscal year at no cost by contacting Richard E. Wilber, President and Chief Executive Officer, First Citizens National Bank, via mail at 15 South Main Street, Mansfield, Pennsylvania or via telephone at 800-326-9486.

We have not authorized anyone to provide you with information about the corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at Citizens Financial Services, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

VOTING PROCEDURES

Solicitation and Voting of Proxies

This proxy statement and the enclosed form of proxy are first being sent to the corporation's shareholders on or about March 14, 2001.

Shares represented by proxies on the accompanying proxy, if properly signed and returned, will be voted in accordance with the specifications made by the shareholders. Any properly signed and returned proxy not specifying to the contrary will be voted FOR the election of the nominees for Class 2 Director named below to serve for a three-year term and until their successors are elected and qualified.

Execution and return of the enclosed proxy will not affect a shareholder's right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the corporation may furnish shareholders in connection with the annual meeting, will be borne by the corporation. In addition to the use of the mail, certain directors, officers and employees of the corporation and the bank may solicit proxies personally, by telephone, telegraph and by telecopier. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons. The corporation will reimburse them for their reasonable forwarding expenses.

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Quorum and Vote Required For Approval

At the close of business on March 7, 2001, the corporation had outstanding 2,772,247 shares of common stock, par value $1.00 per share, the only authorized class of stock.

Only holders of record of common stock at the close of business on March 7, 2001 are entitled to vote at the annual meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the annual meeting, each share of common stock is entitled to one vote.

Under Pennsylvania law and the corporation's Bylaws, the presence of a quorum is required for each matter to be acted upon at the annual meeting. Pursuant to the corporation's Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for the particular matter.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. The proxy holders will not cast votes for or against any director candidate where the broker withheld authority.

Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

- by giving written notice of revocation to Terry B. Osborne, Secretary of Citizens Financial Services, Inc., at 15 South Main Street, Mansfield, Pennsylvania 16933,

- by executing a later-dated proxy and giving written notice to the Secretary of the corporation, or

- by attending the annual meeting and voting in person after giving written notice to the Secretary of the corporation.

Methods of Voting

Proxy Voting:

- Mark your selections.

- Date your proxy and sign your name exactly as it appears on your proxy.

- Mail the proxy to Citizens Financial Services, Inc. in the enclosed postage-paid envelope.

Voting in Person:

- Attend the annual meeting and show proof of eligibility to vote.

- Obtain a ballot.

- Mark your selections.

- Date your ballot and sign your name exactly as it appears in the corporation's transfer books.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Governance

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The Board of Directors oversees all of the corporation's business, property, and affairs. The Chairman and the corporation's officers keep the members of the Board informed of the corporation's business through discussions at Board meetings and by providing them materials.

During fiscal year 2000, the Board of Directors of the corporation held ten meetings. The Board of Directors of First Citizens National Bank held 23 meetings during fiscal year 2000.

Directors of Citizens Financial Services, Inc.

The following table sets forth (in alphabetical order) selected information about the directors of the corporation.

Name	Class of Director	Director Since	Age as of March 7, 2001
R. Lowell Coolidge	1	1984	60
Larry J. Croft	1	1990	65
Mark L. Dalton	2	1998	46
John E. Novak	2	1984	64
Carol J. Tama	1	1986	60
John M. Thomas	1	1990	67
Rudolph J. van der Hiel	2	1984	61
William D. Van Etten	3	1984	67
Richard E. Wilber	1	1984	52

Executive Officers of Citizens Financial Services, Inc.

The following table sets forth, as of March 7, 2001, selected information about the executive officers of the corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors.

Name and Position	Held Since	Employee Since	Number of Shares Beneficially Owned (1)	Age as of March 7, 2001
R. Lowell Coolidge Chairman of the Board	1984	(1)	142,648	60
Richard E. Wilber President and CEO	1984	1984	7,542	52
Terry B. Osborne Secretary	1984	1984	1,072	47
Thomas C. Lyman Treasurer	1988	1988	60	55
Randall E. Black Assistant Treasurer	1999	1993	615	34

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(1) See Table entitled "Share Ownership by Directors, Officers and Nominees" on page 12 for additional share ownership information.

Executive Officers of First Citizens National Bank

The following table sets forth, as of March 7, 2001, selected information about the executive officers of First Citizens National Bank, the corporation's wholly-owned subsidiary. Each officer is elected by the bank's Board of Directors and each holds office at the discretion of the Board of Directors. All shares are held individually unless otherwise noted.

Name and Position	Held Since	Employee Since	Number of Shares Beneficially Owned		Age as of March 7, 2001
R. Lowell Coolidge Chairman of the Board	1984	(1)	142,648		60
Richard E. Wilber President and CEO	1983	1981	7,542		52
Terry B. Osborne Executive Vice President	1991	1975	1,072	(2)	47
Thomas C. Lyman Vice President and Chief Financial Officer	1988	1988	60		55
David W. Poch Vice President and Investment & Trust Services Manager	2000	2000	101	(3)	60
Cynthia T. Pazzaglia Vice President and Human Resources Manager	1985	1983	1,218	(4)	42
Randall E. Black Vice President of Finance and Controller	1999	1993	615	(5)	34

(1) Is not an employee of Citizens Financial Services, Inc. or First Citizens National Bank.

(2) Mr. Osborne holds 889 shares jointly with his spouse, 48 shares individually, and 135 shares are held by his spouse.

(3) Mr. Poch holds 101 shares jointly with his spouse.

(4) Mrs. Pazzaglia holds 1,218 shares jointly with her spouse.

(5) Mr. Black holds 615 shares jointly with his spouse.

The Board of Directors and its Committees

During 2000, the corporation's Board of Directors held ten regular meetings and the bank's Board of Directors held 23. Each of the directors attended at least 75% of the combined total number of meetings of the corporation's and the bank's Board of Directors meetings and committee meetings except for Director Thomas. First Citizens National Bank maintains six standing committees: Compliance/Audit, Human Resource, Building, Trust Investment, Investment/Strategy, and Loan.

The corporation's Board of Directors does not maintain a standing audit committee or nominating committee. Matters within the jurisdiction of these committees are considered by the bank's Board of Directors.

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There is no family relationship, by blood, marriage, or adoption, between any of the directors and any other director, officer, or full-time employee, of the corporation or of the bank.

Compensation of the Board of Directors

Directors of the corporation, except for the Chairman, receive a fee of $175 per meeting. Directors of the bank, except for the Chairman, receive $600 per month plus fees of $150 per meeting, for attendance at various committee meetings. The corporation's and bank's Chairman receives a fixed annual sum of $20,000 in lieu of all director's fees. In April 1999, Mr. Wilber as President and Chief Executive Officer of the corporation and the bank, pursuant to Board of Directors approval, ceased to receive director's fees. In lieu of director's fees, Mr. Wilber's salary was adjusted. Directors are permitted to defer their fees subject to provisions of the director's deferred compensation plan. The plan provides for the bank to distribute funds to a director whenever they are no longer a member of the Board. In addition to these fees, each director is provided a $50,000 life insurance benefit. Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases. In the aggregate, the Board of Directors received $107,448.36 for all Board of Directors meetings of the corporation, of the bank and various committee meetings attended, in 2000. Total premiums paid, in 2000, for life insurance on behalf of the current and retired directors was $1,774.

NOMINATIONS FOR DIRECTORS

Nominations for directors, other than those made by or on behalf of the existing Board of Directors, to be elected at an annual meeting of shareholders must be submitted to the Secretary of the corporation in writing not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of the meeting. The nominations must be in accordance with Section 202 of the corporation's Bylaws and contain the specified information.

AUDIT COMMITTEE REPORT

The Audit Committee of the bank's Board of Directors is comprised of four independent directors. The bank's Board of Directors has not adopted a written charter for the Audit Committee. However, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

  reviewed and discussed the fiscal year 2000 audited financial statements with management;

  discussed with the independent auditors, S.R. Snodgrass, A.C., the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

  reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above and the Audit Committee's review of management's representations, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements for the year ended December 31, 2000 in the corporation's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

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Aggregate fees billed to the corporation by S.R. Snodgrass, A.C., the independent accountants, for services rendered during the year ended December 31, 2000 were as follows:

Audit Fees	$38,984
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$14,760

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee.

AUDIT COMMITTEE

William D. Van Etten      John M. Thomas      Mark L. Dalton      Larry J. Croft

BOARD OF DIRECTOR'S REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Report

The corporation's Board of Directors is responsible for the governance of the corporation and its subsidiary, First Citizens National Bank. In fulfilling its fiduciary duties, the Board of Directors engages competent persons who undertake to accomplish strategic goals and objectives with integrity and in a cost-effective manner.

The bank's Human Resource Committee, comprised of the President and three outside directors (Directors Novak, Croft and van der Hiel), makes recommendations on compensation policies and practices to the Board of Directors. The fundamental philosophy of the corporation's and the bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. Compensation policies are designed to attract and motivate competent and dedicated individuals to enhance the corporation's and bank's growth and profitability and the ultimate financial return to shareholders.

The compensation of the President and of the Executive Vice President is reviewed and approved in April of each year by the Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $100 million to $300 million throughout the United States). The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L.R. Weber Associates, Inc. and Bank Administration Institute (such peer data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance graph appearing below.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable, the Board of Directors intends to amend the corporation's and the bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

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Compensation of the President and Executive Vice President

The Board of Directors evaluated the compensation of the President and Chief Executive Officer and the Executive Vice President in April 2000. Compensation increases were determined based on an analysis of the contribution of these individuals in achieving the corporation's strategic goals and objectives. In determining whether strategic goals had been achieved, the Board of Directors considered, among numerous factors, the following: the corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets, and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there was no direct correlation between any specific criterion and compensation of these executives, nor was any specific weight provided to any such criteria.

The Board of Directors believes that the President and Chief Executive Officer's 2000 compensation of $166,923 and the Executive Vice President's 2000 compensation of $98,462 is appropriate in light of the corporation's 2000 accomplishments (a 5% increase in net income when adjusting 2000 extraordinary expenses and costs associated with acquiring six Sovereign Bank branches, a 10.8% return on average equity, and a 21% increase in assets). In addition to this compensation, the President and Chief Executive Officer, and Executive Vice President participate in the bank's profit-sharing plan on the same basis as all other eligible employees.

This report of the Human Resource Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

HUMAN RESOURCE COMMITTEE

Richard E. Wilber      John E. Novak      Larry J. Croft      Rudolph J. van der Hiel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Richard E. Wilber, President and Chief Executive Officer of the corporation and of the bank, is a member of the Human Resource Committee which makes recommendations on compensation policies and practices to the Board of Directors. Mr. Wilber does not participate in conducting his review nor does he vote on his annual compensation package. The Human Resource Committee met four times in 2000.

EXECUTIVE COMPENSATION

Information concerning the annual cash and non-cash compensation paid, awarded or earned for services in all capacities to the corporation and the bank for the fiscal years ended December 31, 2000, 1999 and 1998 of those persons who were, as of December 31, 2000, (i) the President and Chief Executive Officer, and (ii) the one other most highly compensated executive officer of the corporation, is set forth below. No other executive officer's total annual salary and bonus exceeded $100,000 during 2000.

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Summary Compensation Table
Name and Principal Position	Year				Long Term Compensation
		Annual Compensation			Awards		Payouts
		Salary ($) (1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($) (2)
Richard E. Wilber President & CEO of the corporation and bank	2000 1999 1998	$166,923 $157,980 $145,506	$5,592 $6,856 $7,304	None	None	None	None	$3,833 $6,105 $9,032
Terry B. Osborne Executive Vice President & Secretary of the corporation and bank	2000 1999 1998	$104,052 $99,351 --	$3,469 $4,228 --	None	None	None	None	$2,319 $3,673 --

1. The "Salary" column includes fees paid to Mr. Wilber as a director of the corporation and of the bank totaling $3,380 and $10,606 for years 1999 and 1998, respectively. Mr. Wilber's salary was adjusted in 2000 in lieu of receiving director's fees. The "Salary" column includes fees paid to Mr. Osborne as Secretary of the corporation and of the bank totaling $4,090 in 2000 and $3,840 in 1999.

2. Includes $3,005, $5,277 and $7,304 for tax deferred profit sharing contributions paid on behalf of Mr. Wilber by the bank in the respective years of 2000, 1999 and 1998. Includes $1,864 and $3,254 for tax deferred profit sharing contributions paid on behalf of Mr. Osborne by the bank in the respective years of 2000 and 1999.

Includes $828, $828 and $1,728 for imputed income on life insurance for Mr. Wilber in the respective years of 2000, 1999 and 1998. Includes $455 and $419 for imputed income on life insurance for Mr. Osborne in 2000 and 1999.

Employment Contract with Executive Officer

On April 16, 1996, the corporation and Mr. Richard E. Wilber, President of the corporation and of the bank, entered into an employment agreement. The employment agreement sets forth the benefits to which Mr. Wilber is entitled in the event of termination of Mr. Wilber's employment. If Mr. Wilber's employment is terminated without "cause", Mr. Wilber becomes entitled to severance benefits under the agreement. Depending upon the reason for Mr. Wilber's termination, Mr. Wilber would receive a lump-sum payment in cash and be entitled to remain a participant in any health and accident, disability and life insurance plan of the corporation or of the bank, in which he was a participant on his date of termination. If such participation violates provisions of any such plan or policy, then the corporation would pay Mr. Wilber, on a monthly basis, a sum equal to the premiums that the corporation would have paid on his behalf. The agreement provides that Mr. Wilber will be entitled to only those pension and profit sharing benefits that have accrued prior to his termination.

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Retirement Plans

The bank has a noncontributory defined benefit pension plan for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The bank's funding policy is consistent with the funding requirements of federal law and regulations. The First Citizens National Bank Investment &Trust Services Department is the trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. This table reflects the benefit available through the pension plan exclusive of social security. Due to funding limitations by the Internal Revenue Service, no contributions were allowed in 2000, 1999 or 1998.

Average Annual Earnings	Annual Pension Benefits Upon Retirement with Years of Service Indicated
	10 ---	20 ---	30 ---	40 --
$40,000	5,368	10,735	16,103	16,103
$60,000	9,368	18,735	28,103	28,103
$80,000	13,368	26,735	40,103	40,103
$100,000	17,368	34,735	52,103	52,103
$120,000	21,368	42,735	64,103	64,103
$140,000	25,368	50,735	76,103	76,103
$160,000	29,368	58,735	88,103	88,103
$180,000	31,368	62,735	94,103	94,103
$200,000	31,368	62,735	94,103	94,103
$220,000	31,368	62,735	94,103	94,103

Richard E. Wilber, President and Chief Executive Officer of the corporation and the bank, has 19 years of credited service to the corporation and bank. His average salary upon which his benefits would be calculated at December 31, 2000 is $151,919. Terry B. Osborne, Executive Vice President and Secretary of the corporation and bank , has 25 years credited service to the corporation and bank. His average salary upon which his benefits would be calculated at December 31, 2000 is $95,741.

Profit-Sharing Plan

The bank has a profit-sharing plan, covering substantially all employees, which provides tax deferred salary savings to plan participants. Contributions to the profit-sharing plan are allocated to participants based upon a percentage of their compensation. The total amount of the profit-sharing contribution is determined by the Board of Directors annually on a discretionary basis. Total contributions for 2000, 1999 and 1998 were $49,382, $84,959 and $128,066, respectively. As reported in the Summary Compensation Table, the contributions paid by the bank on behalf of Richard E. Wilber, President and Chief Executive Officer of the corporation and the bank, were $3,005 in 2000, $5,277 in 1999 and $7,304 in 1998. Contributions paid by the bank on behalf of Terry B. Osborne, Secretary of the corporation and the bank were $1,864 in 2000 and $3,254 in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the corporation's directors and executive officers and their associates are and have been customers of the bank and have had transactions with the bank in the ordinary course of business. In addition, certain directors are and have been directors and officers of corporations which are customers of the bank and have had transactions with the bank in the ordinary course of business. All transactions with these directors and officers of

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the corporation and their associates were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time of the transactions. These transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

During 2000, business and law firms, of which Directors Rudolph J. van der Hiel and R. Lowell Coolidge were Officers and/or Partners, rendered services or sold products to the corporation and/or the bank in the normal course of business. Directors Rudolph J. van der Hiel and R. Lowell Coolidge received $25,180.20 and $11,479.21, respectfully, for all legal services rendered to the corporation and/or bank during 2000. Also during 2000, Dalton Insurance Agency, which Director Mark L. Dalton owns, was paid $55,822.33 in premiums for various insurance coverages for the corporation and the bank.

Total loans outstanding from the corporation and the bank at December 31, 2000, to the corporation's and the bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,814,000, or approximately 9.2% of the total equity capital of the bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2001, to the above described group was $2,797,600.

ELECTION OF DIRECTORS

Qualification and Nomination of Directors

The Articles of Incorporation provide that the Board of Directors shall consist of not less than five nor more than 25 shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The number of directors is currently set at nine. The Articles further provide that the directors shall be divided into three classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Class 2 Directors elected at this annual meeting will serve for a three year term. The Class 1 and Class 3 Directors will continue to serve for one and two years, respectively, in order to complete their three year terms.

The proxies solicited hereunder will be voted FOR (unless otherwise directed) the three nominees named below. The corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event one or more of the nominees should be unable to stand for election, the vote will be cast for the remaining nominees in accordance with the best judgment of the Board of Directors.

Cumulative voting rights do not exist with respect to the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the directors in the class to be elected.

Information as to Nominees and Directors

The following table contains certain information with respect to the corporation's directors and nominees for Class 2 Director. The date appearing in parenthesis opposite each director's name in the "Director Since" column represents the year in which each individual became a director of the bank, or any predecessor institution acquired by the bank. Each nominee presently serves as a director of the bank, as well as a director of the corporation. All directors have been engaged in the principal occupation indicated for five years or more.

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Name	Age as of March 7, 2001	Principal Occupation for Past Five Years	Director Since Corporation/Bank
CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 2001 AND NOMINEES FOR CLASS 2 DIRECTOR WHOSE TERM EXPIRES IN 2004
John E. Novak	64	Retired School Administrator with Southern Tioga School District; since 1993 has supervised Student Teachers at Elmira College	1984 (1976)
Rudolph J. van der Hiel	61	Attorney-at-Law with the Law Offices of van der Hiel & Chappell; Rector at St. James Episcopal Church, Mansfield and Trinity Episcopal Church, Wellsboro	1984 (1975)
Mark L. Dalton	46	Owner of Robert E. Dalton General Insurance	1998 (1997)
CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 2002
Carol J. Tama	60	President of Monaghan Transportation Company	1986 (1984)
R. Lowell Coolidge	60	Attorney-at-Law with the firm of Walrath and Coolidge	1984 (1984)
Richard E. Wilber	52	President and CEO of Citizens Financial Services, Inc. and First Citizens National Bank	1984 (1983)
John M. Thomas, M.D.	67	Retired Executive Chairman of Guthrie Healthcare System; President of Chemung Spring Water Company	1990 (1985)
Larry J. Croft	65	Owner of Croft Ford, Inc.	1990 (1969)
CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2003
William D. Van Etten	67	Dairy Farmer	1984 (1978)

Director Bruce L. Adams (deceased) was a Class 3 Director until his death in June 2000. Currently, a vacancy exists on the Board. The Board of Directors intends to appoint a director to fill this vacancy in the near future.

BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK

OWNED BY PRINCIPAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth, as of March 7, 2001, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the corporation's outstanding common stock so owned.

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Name and Address	Number of Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned
R. Lowell Coolidge Post Office Box 41 Wellsboro, Pennsylvania 16901	142,648	5.14%

Share Ownership by Directors, Officers and Nominees

The following table sets forth as of March 7, 2001, the amount and percentage of the common stock beneficially owned by each director, each nominee for director and all executive officers and directors of the corporation and bank as a group. This information is furnished by the directors and the corporation. All shares are held individually unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 2001 AND NOMINEES FOR CLASS 2 DIRECTOR WHOSE TERM EXPIRES IN 2004
John E. Novak	3,370	(2)	.12%
Rudolph J. van der Hiel	17,096	(3)	.61%
Mark L. Dalton	891.03%
CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 2002
Carol J. Tama	71,354		2.57%
R. Lowell Coolidge	142,648	(4)	5.14%
John M. Thomas, M.D.	46,827	(5)	1.68%
Larry J. Croft	27,240	(6)	.98%
Richard E. Wilber	7,542.27%
CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2003
William D. Van Etten	5,911	(7)	.21%

All Nominees, Directors and Executive Officers as a Group 9 directors, 5 officers, 14 persons	325,945		11.75%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 7, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Mr. Novak holds 3,284 shares individually, and 86 shares are held by his spouse.

(3) Mr. van der Hiel holds 15,590 shares individually, 22 shares are held jointly with his spouse, and 1,484 shares are held by his spouse.

(4) Mr. Coolidge holds 113,812 shares individually, and 28,836 shares are held by his spouse.

[Page 13]

(5) Dr. Thomas holds 46,304 shares individually, and 523 shares are held by his spouse.

(6) Mr. Croft holds 17,233 shares individually, 9,468 shares jointly with his spouse, and 539 shares are held by his spouse.

(7) Mr. Van Etten holds 5,015 shares individually, and 896 shares are held jointly with his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period January 1, 2000, through December 31, 2000, its officers, directors and 10% shareholders were in compliance with all applicable filing requirements.

PERFORMANCE GRAPH

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed under such Acts.

The graph compares the corporation's stock performance from January 1, 1996 through December 31, 2000, against the performance of the S&P 500 Index and our peer group for the same period. The peer group represented in the graph includes the corporations listed below. Shareholder return shown on the graph below is not necessarily indicative of future performance.

[Page 14]

[PERFORMANCE GRAPH OMITTED:  Following is a description of the performance graph in tabular format.]

                             1995               1996             1997              1998            1999              2000

Peer Group Index            100.00            125.75            180.18            216.14            194.51            149.36

Citizens Financial          100.00            115.10            173.53            229.08            166.46            125.22

  Services, Inc.

S&P 500 Total Return Index  100.00            122.90            163.85            210.58            254.83            231.62

NOTE: Peer group information appearing above includes the following companies: CNB Financial Corporation, Citizens & Northern Corporation, Columbia Financial Corporation, Comm. Bancorp, Inc., Mid Penn Bancorp, Inc., Juniata Valley Financial Corp., Penseco Financial Services Corp., Penns Woods Bancorp, Inc., and Norwood Financial Corporation. Such financial institutions and bank holding companies were selected based on four criteria: total assets between $150 million and $650 million, market capitalization greater than $20 million; headquarters located in Pennsylvania; and not listed on NASDAQ National Market System.

PROPOSALS

1. To Elect Three Class 2 Directors

Nominees for Class 2 Directors are:

- John E. Novak (director since 1984).

- Rudolph J. van der Hiel (director since 1984).

- Mark L. Dalton (director since 1988).

Each has consented to serve a three year term. (See page 10 for more information.)

[Page 15]

If any director is unable to stand for re-election, the Board may designate a substitute. The proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the three nominees for Class 2 Director will be unable to serve if elected.

Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES AS CLASS 2 DIRECTORS.

INDEPENDENT AUDITORS

S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, served as the corporation's independent public accountants for its 2000 fiscal year. The corporation has been advised by Snodgrass that none of its members has any financial interest in the corporation. In addition to performing customary audit services, Snodgrass assisted the corporation and the bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rates. These non-audit services were approved by the corporation's and the bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the corporation's and the bank's Board of Directors that there was no effect on the independence of the auditors. Snodgrass will serve as the corporation's independent public accountants for its 2001 fiscal year. A representative of S.R. Snodgrass will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at the Annual Meeting of Shareholders. Any proposals for the corporation's Annual Meeting of Shareholders to be held in 2002, must be submitted to the President and Chief Executive Officer of Citizens Financial Services, Inc., at its principal office at 15 South Main Street, Mansfield, Pennsylvania 16933 on or before Friday, November 16, 2001, in order to be included in proxy materials relating to that annual meeting.

Next year's annual meeting currently is scheduled to be held on Tuesday, April 16, 2002.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors of the corporation is not aware of any other matters to be presented for action other than described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the meeting, and any adjournments or postponements of the meeting, the proxy holders are authorized to vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the corporation's Annual Report on SEC Form 10-K for its fiscal year ended December 31, 2000, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained without charge, from Thomas C. Lyman, Treasurer, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933 .

ANNEX A

CITIZENS FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 17, 2001

TO THE SHAREHOLDERS OF CITIZENS FINANCIAL SERVICES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of CITIZENS FINANCIAL SERVICES, INC. will be held at 12:00 p.m., prevailing time, on Tuesday, April 17, 2001 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania, 16901, for the following purposes:

1. To elect three Class 2 Directors to serve for a three-year term and until their successors are elected and qualified.

2. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

In accordance with the corporation's Bylaws and action by the Board of Directors, only those shareholders of record at the close of business on March 7, 2001 are entitled to vote at the annual meeting and any adjournment or postponement thereof.

A copy of the corporation's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is enclosed with this Notice. Copies of the corporation's Annual Report to Shareholders for the 1999 fiscal year may be obtained at no cost by contacting Richard E. Wilber, President and Chief Executive Officer, 15 South Main Street, Mansfield, Pennsylvania 16933, telephone: 800-326-9486.

You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the corporation in reducing the expense of additional proxy solicitation. Even if you return a proxy, you may vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

By Order of the Board of Directors,

/s/Richard E. Wilber

Richard E. Wilber,

President

March 14, 2001

Mansfield, Pennsylvania

ANNEX B

CITIZENS FINANCIAL SERVICES, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 17, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Terry B. Osborne and Thomas C. Lyman and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Financial Services, Inc. that the undersigned may be entitled to vote at the corporation's Annual Meeting of Shareholders to be held at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, on Tuesday, April 17, 2001 at 12:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1. ELECTION OF CLASS 2 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

John E. Novak        Rudolph J. van der Hiel        Mark L. Dalton

FOR all nominees                         WITHHOLD AUTHORITY

listed above (except to vote for all nominees

as marked to the listed above

contrary below)

The Board of Directors recommends a vote FOR these nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

_________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES.

Dated:____________________________, 2001

________________________________________

________________________________________

Signature(s) (Seal)

Number of Shares Held of Record

on March 7, 2001 (Indicated Above)

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.